EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-QSB of American Wagering, Inc. (the “Company”) for the quarter ended April 30, 2006, as filed with the Securities and Exchange Commission (the “Report”), each of us certifies as of the date hereof, solely for the purposes of Title 18, Chapter 63, Section 1350 of the United States Code, to our respective knowledge, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: June 14, 2006	/s/ Victor J. Salerno
	By:	Victor J. Salerno
	Title:	President, Chief Executive Officer, Chief Operating Officer and Chairman of the Board of Directors

Date: June 14, 2006	/s/ Timothy F. Lockinger
	By:	Timothy F. Lockinger
	Title:	Chief Financial Officer, Secretary, Treasurer and Director